As filed with the Securities and Exchange Commission on August 1, 2005

Registration No. 333-103087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas	76-0676739
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Sixth and Marquette, Minneapolis, Minnesota 55479

(Address of Principal Executive Offices, including Zip Code)

FIRST COMMUNITY CAPITAL CORPORATION 1996 STOCK OPTION PLAN

(Full Title of the Plan)

Laurel A. Holschuh

Executive Vice President

First Community Capital Corporation

MAC N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

612-667-8655

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert J. Kaukol

Wells Fargo & Company

MAC C7300-126

1700 Lincoln, Suite 1200

Denver, Colorado 80203

303-863-2731

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-103087) (the “Registration Statement”) of First Community Capital Corporation is being filed to de-reregister all securities registered pursuant to the Registration Statement but unissued as of the filing date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on the 1st day of August, 2005.

FIRST COMMUNITY CAPITAL CORPORATION

/s/ Jon R. Campbell
Jon R. Campbell
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed on August 1, 2005, by the following persons in the capacities indicated:

/s/ Jon R. Campbell	President; Director (Principal Executive Officer)
Jon R. Campbell

/s/ Howard I. Atkins	Executive Vice President (Principal Financial Officer)
Howard I. Atkins

/s/ Richard D. Levy	Executive Vice President; Director (Principal Accounting Officer)
Richard D. Levy

/s/ James M. Strother	Director
James M. Strother